SCHWABE  PacWest Center, Suites 1600-1800

WILLIAMSON  1211 Southwest Fifth Avenue - Portland, Oregon 97204-3795

   & WYATT  Telephone: 503-222-9981 - Fax: 503-796-2900 - Telex: 650-686-1360
      P.C.
 ATTORNEYS
    AT LAW



                                        May 18 1999




Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

     Re:  Post-Effective Amendment No. 35
          Seligman Municipal Fund Series, Inc.
          Our File No. 042878-042525

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Oregon Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Oregon Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Yours very truly,


                                        /s/Schwabe Willimason & Wyatt, PC
                                        Schwabe Willimason & Wyatt, PC